                                                             Exhibit (m)(iii)(A)

                                    FORM OF
                                AMENDED EXHIBIT A
                              Dated August 1, 2002
                       to the Investment B Rule 12b-1 Plan

The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Investment B Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Investment B Shares
-------------------
Fifth Third Prime Money Market Fund             Fifth Third International GDP Fund
Fifth Third Quality Growth Fund                 Fifth Third Small Cap Growth Fund
Fifth Third Equity Income Fund                  Fifth Third Large Cap Growth Fund
Fifth Third Balanced Fund                       Fifth Third Equity Index Fund
Fifth Third Mid Cap Fund                        Fifth Third Large Cap Value Fund
Fifth Third International Equity Fund           Fifth Third Short Term Bond Fund
Fifth Third Technology Fund                     Fifth Third Michigan Municipal Bond Fund
Fifth Third Intermediate Bond Fund              Fifth Third Municipal Bond Fund
Fifth Third Bond Fund                           Fifth Third Pinnacle Fund
Fifth Third U.S. Government Bond Fund           Fifth Third LifeModel Conservative Fund
Fifth Third Intermediate Municipal Bond Fund    Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Ohio Municipal Bond Fund            Fifth Third LifeModel Moderate Fund
Fifth Third Multi Cap Value Fund                Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Micro Cap Value Fund                Fifth Third LifeModel Aggressive Fund

 In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 1.00% of the average aggregate net asset value of the Investment A Shares of each Applicable Fund held during the month.

                                        FIFTH THIRD FUNDS

                                        By:
                                           -------------------------------------
                                        Title:


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP
                                        By: BISYS Fund Services, Inc.
                                        General Partner

                                        By:
                                           -------------------------------------
                                        Title: